UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) September 30, 2005


                        Brainstorm Cell Therapeutics Inc.
             (Exact name of registrant as specified in its charter)

        Washington                333-61610                 912061053
(State or other jurisdiction     (Commission              (IRS Employer
     of incorporation)           File Number)           Identification No.)

                           1350 Avenue of the Americas
                               New York, NY 10019
               (Address of principal executive offices) (Zip Code)


         Registrant's telephone number, including area code 212-557-9000

                                       N/A
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

Effective September 30, 2005, in connection with a first closing of a private placement, we entered into an identical Subscription Agreement with two investors ("Investors") pursuant to which such Investors purchased, in the aggregate, 312,500 Units for a purchase price per Unit of $.80, or $250,000 gross proceeds in the aggregate. Each Unit consists of (i) one share of our common stock, and (ii) a warrant to purchase one share of our common stock at an exercise price of $1.00 per share, which warrant is exercisable for a three-year period from the date of issuance (such private placement referred to as the "Offering").

The Subscription Agreement provides certain registration rights in connection with the Offering as follows. We intend to raise up to an additional $750,000 in gross proceeds pursuant to additional closings under the Offering. We further intend to initiate a significantly larger offering to raise up to $9,000,000 (the "Subsequent Offering") via sale of units comprising common shares and warrants for common shares promptly following the closing of the offering described above. The precise terms of the Subsequent Offering will be determined by us. (The shares of common stock issued as part of the Offering and the Subsequent Offering and the shares of common stock into which the warrants that are being issued as part of the Offering and the Subsequent Offering are exercisable are referred to below as "Common Shares".) We agreed to file a Registration Statement on Form SB-2 (or an alternative available form if we are not eligible to file a Form SB-2) covering the Common Shares no later than forty five (45) days after the final closing under the Subsequent Offering and will use our reasonable best efforts to cause such Registration Statement to be declared effective within one hundred and twenty (120) days thereafter. In the event the Registration Statement has not been declared effective within 165 days of the closing of the Subsequent Offering (or, if the Subsequent Offering is ultimately not consummated, within 285 days of the Closing of the Offering), we will pay to the Investors liquidated damages equal to 1.0% of the amount invested for each subsequent 30-day period until such Registration Statement is declared effective.

Item 3.02. Unregistered Sales of Equity Securities

Effective September 30, 2005 we had a first closing of a private placement and received gross proceeds of $250,000 in the aggregate from 2 investors pursuant to which such investors purchased, in the aggregate, 312,500 Units for a purchase price per Unit of $.80. Each Unit consists of (i) one share of our common stock and (ii) a warrant to purchase one share of our common stock at an exercise price of $1.00 per share, which warrant is exercisable for a three-year period from the date of issuance.

We retained Octagon Trading Group LLC as a placement agent in connection with the Offering. Under the terms of our agreement, Octagon will (i) receive a cash fee of ten percent (10%) of the total proceeds raised in the Offering (and six percent (6.0%) of the proceeds actually received by us from the exercise of any warrants issued as part of the Offering) and (ii) be issued a warrant valid for five years post closing to purchase a total of ten percent (10.0%) of the total proceeds raised in the Offering at an exercise price of $1.50 per share, which will be determined using a black scholes calculation. Octagon has received
$25,000 as the cash consideration owing to it resulting from the first closing described herein. The warrant will be issued following subsequent closings under the Offering.

We believe that such transactions were exempt from the registration requirements of the Securities Act of 1933 by virtue of Regulation D promulgated thereunder.

Item 9.01. Financial Statements and Exhibits

            (c)  Exhibits.

                 4.09 Form of Warrant to purchase common stock for $1.00 per share

                 10.20 Form of October 2005 Subscription Agreement

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2005

BRAINSTORM CELL THERAPEUTICS INC.

/s/ Yaffa Beck
------------------------
Name:  Yaffa Beck
Title: President & CEO

                                  EXHIBIT INDEX

Exhibit
Number      Description
------      -----------

4.09        Form of Warrant to purchase common stock for $1.00 per share
10.20       Form of October 2005 Subscription Agreement